Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

OptimizeRx Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value (1)	—	—		—		—	—	—
	Equity	Preferred Stock, $0.001 par value (1)	—	—		—		—	—	—
	Debt	Debt Securities (1)	—	—		—		—	—	—
	Other	Warrants (1)	—	—		—		—	—	—
	Other	Units (1)	—	—		—		—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)		(2)		(2)	$75,000,000	$0.00015310
	Total Offering Amounts						(2)			$11,482.50
	Total Fees Previously Paid									N/A
	Total Fee Offsets									N/A
	Net Fee Due									$11,482.50

(1)	Represents securities that may be offered and sold from time-to-time in one or more offering by the Registrant.

(2)	This registration statement covers an indeterminate amount and number of securities of each identified class of securities up to a proposed maximum aggregate offering price of $75,000,000, which may be offered from time to time in unspecified numbers and indeterminate prices, and as may be issued upon conversion, exchange, or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, redemption, repurchase or exchange of other securities. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.